Exhibit No. 99.1

Contact: The Foristall Company, Inc. Thomas F. Curtin Tel: (610)398-3022 Fax: (610)530-7781 email:foristal@aol.com	Company: Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732)240-4500, ext. 7506 Fax: (732)349-5070 email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES INCREASED ANNUAL

EARNINGS PER SHARE

TOMS RIVER, NEW JERSEY, January 22, 2004…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced diluted earnings per share for the year December 31, 2003 increased 4.1% to $1.53, from $1.47 for the corresponding prior year period. For the quarter ended December 31, 2003 diluted earnings per share were $.34, a decrease from the $.39 per share for the same prior year quarter. The Company also announced that its Board of Directors had declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended December 31, 2003—to be paid on February 13, 2004, to shareholders of record on January 30, 2004.

In making today’s announcement John R. Garbarino, Chairman, President and Chief Executive Officer said, “While we are pleased to deliver our seventh consecutive year of increased earnings per share, net income for the fourth quarter 2003 was disappointing, adversely affected by several factors, not the least of which was the absence of the cash dividend on the FHLB NY stock held by the Bank.”

“At the same time, excluding the FHLB dividend, the Company has seen the end of the contraction of our net interest margin and continues to derive significant benefit from growth in non-interest income, up 72.7% year over year and over 40% from the fourth quarter of 2002. We are also pleased to declare our twenty-eighth consecutive quarterly cash dividend.”

Results of Operations

Net interest income for the quarter and year ended December 31, 2003 decreased to $13.6 million and $57.6 million, respectively, as compared to $14.9 million and $60.8 million, respectively, in the same prior year periods. For each period in 2003, the net interest margin declined as compared to the same prior year periods. The net interest margin decreased to 3.30% and 3.48%, respectively, for the quarter and year ended December 31, 2003 from 3.61% and 3.70%, respectively, in the same prior year periods. The yield on interest-earning assets decreased to 5.37% and 5.71%, respectively, as compared to 6.27% and 6.59%, respectively, for the same prior year periods. High prepayment levels caused a decrease in the rate earned on interest-earning assets and an acceleration of the amortization of net premiums on mortgage-related assets. Additionally, the Company did not receive a dividend on its Federal Home Loan Bank of New York stock for the quarter ended December 31, 2003. The dividend was $257,000 for the quarter ended December 31, 2002 and $243,000 for the quarter ended September 30, 2003. The cost of interest-bearing liabilities decreased to 2.29% and 2.47%, respectively, for the quarter and year ended December 31, 2003, as compared to 2.93% and 3.18%, respectively, in the same prior year periods. Funding costs benefited from the Company’s focus on lower cost core deposit growth. Core deposits (including non-interest-bearing deposits) represented 66.1% and 64.1%, respectively, of average deposits for the quarter and year ended December 31, 2003 as compared to 59.8% and 56.5%, respectively, for the same prior year periods.

Other income increased to $5.6 million and $18.7 million for the quarter and year ended December 31, 2003, respectively, from $4.0 and $10.9 million, respectively, in the same prior year periods. Fees and service charges increased by $223,000, or 12.5%, and $1.4 million, or 21.9%, for the quarter and year ended December 31, 2003, respectively, as compared to the same prior year periods due to the growth in commercial account services, retail core account balances and trust fees, and the establishment of a captive subsidiary to recognize fee income from private mortgage reinsurance. For the quarter and year ended December 31, 2003, the Company recorded gains of $3.1 million and $11.8 million on the sale of loans and securities, as compared to gains of $1.8 million and $4.5 million in the same prior year periods. For the quarter and year ended December 31, 2003, the gain on sales of loans and securities includes a gain of $396,000 and $719,000, respectively, on the sale of equity securities. Loan servicing income for the year ended December 31, 2003, was adversely affected by the recognition of an impairment to the loan servicing asset of $2.2 million. For the year ended December 31, 2002, the Company recognized an impairment to the loan servicing asset of $2.1 million.

Operating expenses amounted to $12.4 million and $44.9 million for the quarter and year ended December 31, 2003, respectively, as compared to $10.6 million and $40.1 million, respectively, for the corresponding prior year periods. The increase for the quarter and year ended December 31, 2003 included a non-cash severance expense of $250,000 relating to the acceleration of stock option grants. Additionally, ESOP expense increased $146,000 and $345,000 for the quarter and year ended December 31, 2003 as compared to the same prior year periods due to the Company’s higher average stock price. The increase for the year-to-date was also due to higher loan related expenses.

Financial Condition

Loans receivable net, increased by $53.3 million at December 31, 2003 as compared to December 31, 2002 as commercial loans outstanding increased $37.6 million, or 17.0%.

Deposits decreased to $1,144.2 million at December 31, 2003 from $1,184.8 million at December 31, 2002. Core deposits, however, the Company’s primary focus, grew $50.4 million while certificate balances declined in the low interest rate environment.

Stockholders’ equity decreased by $643,000 to $134.7 million at December 31, 2003 as compared to $135.3 million at December 31, 2002. For the year-to-date, 867,259 common shares were repurchased at a total cost of $20.6 million. Under the 10% repurchase program authorized by the Board of Directors in August 2002, 82,576 shares remain to be purchased as of December 31, 2003. A new repurchase program, the Company’s eleventh, was announced on October 22, 2003. Under this 10% repurchase program, an additional 1,341,818 shares are available for repurchase. The cost of share repurchases was partly offset by proceeds from stock option exercises and the related tax benefits.

Asset Quality

The Company’s non-performing assets totaled $2.4 million at December 31, 2003 as compared to $2.8 million at December 31, 2002. For the year ended December 31, 2003, the Company experienced a net recovery of $40,000 through the allowance for loan losses.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.7 billion in assets and seventeen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake—and specifically disclaims any obligation—to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	December 31, 2003	December 31, 2002
ASSETS
Cash and due from banks	$36,172	$17,192
Investment securities available for sale	80,458	91,978
Federal Home Loan Bank of New York stock, at cost	19,220	18,700
Mortgage-backed securities available for sale	86,938	138,657
Loans receivable, net	1,389,220	1,335,898
Mortgage loans held for sale	33,207	66,626
Interest and dividends receivable	5,477	6,378
Real estate owned, net	252	141
Premises and equipment, net	16,473	17,708
Servicing asset	7,473	7,907
Bank Owned Life Insurance	33,948	32,398
Other assets	8,571	10,115

Total assets	$1,717,409	$1,743,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$1,144,205	$1,184,836
Securities sold under agreements to repurchase with retail customers	36,723	44,584
Securities sold under agreements to repurchase with the Federal Home Loan Bank	70,000	140,000
Federal Home Loan Bank advances	314,400	214,000
Advances by borrowers for taxes and insurance	6,152	5,952
Other liabilities	11,267	19,021

Total liabilities	1,582,747	1,608,393

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 13,350,999 and 13,757,880 shares outstanding at December 31, 2003 and December 31, 2002, respectively	272	272
Additional paid-in capital	189,615	184,934
Retained earnings	150,804	142,224
Accumulated other comprehensive loss	(3,400)	(3,201)
Less: Unallocated common stock held by
Employee Stock Ownership Plan	(9,911)	(11,248)
Treasury stock, 13,826,373 and 13,419,492 shares at December 31, 2003 and December 31, 2002, respectively	(192,718)	(177,676)

Total stockholders’ equity	134,662	135,305

Total liabilities and stockholders’ equity	$1,717,409	$1,743,698

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the quarter ended December 31		For year ended December 31,
	2003	2002	2003	2002
	(Unaudited)
Interest income:
Loans	$20,823	$23,205	$86,881	$94,427
Mortgage-backed securities	799	1,812	4,440	9,870
Investment securities and other	475	886	3,216	4,159

Total interest income	22,097	25,903	94,537	108,456

Interest expense:
Deposits	3,686	6,057	17,243	27,483
Borrowed funds	4,851	4,917	19,651	20,141

Total interest expense	8,537	10,974	36,894	47,624

Net interest income	13,560	14,929	57,643	60,832
Provision for loan losses	15	400	688	1,650

Net interest income after provision for loan losses	13,545	14,529	56,955	59,182

Other income:
Loan servicing income (loss)	105	(113)	(2,654)	(2,203)
Fees and service charges	2,005	1,782	7,860	6,450
Net gain on sales of loans and securities available for sale	3,105	1,764	11,842	4,530
Net income from other real estate operations	7	83	113	151
Other	387	470	1,588	1,929

Total other income	5,609	3,986	18,749	10,857

Operating expenses:
Compensation and employee benefits	6,421	4,959	22,240	20,324
Occupancy	929	891	3,592	3,330
Equipment	625	603	2,434	2,281
Marketing	855	549	2,193	1,988
Federal deposit insurance	119	110	478	474
Data processing	759	676	2,994	2,584
General and administrative	2,663	2,770	10,926	9,163

Total operating expenses	12,371	10,558	44,857	40,144

Income before provision for income taxes	6,783	7,957	30,847	29,895
Provision for income taxes	2,436	2,789	10,974	9,752

Net income	$4,347	$5,168	$19,873	$20,143

Basic earnings per share	$0.36	$0.41	$1.62	$1.57

Diluted earnings per share	$0.34	$0.39	$1.53	$1.47

Average basic shares outstanding	12,015	12,463	12,291	12,819

Average diluted shares outstanding	12,832	13,347	13,017	13,696

Cash earnings (1)	$5,460	$5,965	$23,459	$23,298

Diluted cash earnings per share	$0.43	$0.45	$1.80	$1.70

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At December 31, 2003	At December 31, 2002
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	7.84%	7.76%
Common shares outstanding (in thousands)	13,351	13,758
Stockholders’ equity per common share	$10.09	$9.83
Tangible stockholders’ equity per common share	9.98	9.72
ASSET QUALITY

Allowance for loan losses	$10,802	$10,074
Nonperforming loans	2,162	2,688
Nonperforming assets	2,414	2,829
Allowance for loan losses as a percent of total loans receivable	0.75%	0.71%
Allowance for loan losses as a percent of nonperforming loans	499.63	374.78
Nonperforming loans as a percent of total loans receivable	0.15	0.19
Nonperforming assets as a percent of total assets	0.14	0.16

	For the three months ended December 31		For the year ended December 31
	2003	2002	2003	2002
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	1.00%	1.19%	1.14%	1.16%
Return on average stockholders’ equity	13.15	15.21	14.84	14.31
Interest rate spread	3.08	3.34	3.24	3.41
Interest rate margin	3.30	3.61	3.48	3.70
Operating expenses to average assets	2.84	2.43	2.57	2.32
Efficiency ratio	64.54	55.82	58.72	56.00

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended December 31		For the year ended December 31
	2003	2002	2003	2002
Net income	$4,347	$5,168	$19,873	$20,143
Add: Employee stock plans amortization expense	1,301	904	4,075	3,640
Amortization of intangible assets	26	26	103	103
Less: Tax benefit (1)	(214)	(133)	(592)	(588)

Cash earnings	$5,460	$5,965	$23,459	$23,298

Basic cash earnings per share	$.45	$0.48	$1.91	$1.82

Diluted cash earnings per share	$.43	$0.45	$1.80	$1.70

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

	At December 31, 2003	At December 31, 2002
LOANS RECEIVABLE

Real estate:
One-to four-family	$1,081,901	$1,101,904
Commercial real estate, multi-family and land	174,021	142,726
Construction	11,274	11,079
Consumer	81,455	80,218
Commercial	84,276	77,968

Total loans	1,432,927	1,413,895

Loans in process	(3,829)	(3,531)
Deferred origination costs, net	4,136	2,239
Unearned discount	(5)	(5)
Allowance for loan losses	(10,802)	(10,074)

Total loans, net	1,422,427	1,402,524

Less: mortgage loans held for sale	33,207	66,626
Loans receivable, net	$1,389,220	$1,335,898

Mortgage loans serviced for others	$723,303	$680,165
Loan pipeline	194,124	307,662

	For the three months ended		For the year ended
	December 31		December 31

	2003	2002	2003	2002

Loan originations	$227,510	$393,659	$1,183,688	$1,033,470
Loans sold	142,756	157,396	622,245	459,646
Net charge-offs (recovery)	(4)	(8)	(40)	1,927

	At December 31, 2003	At December 31, 2002
DEPOSITS

Type of Account

Non-interest bearing	$108,668	$86,290
NOW	249,254	260,762
Money market deposit	138,812	123,960
Savings	259,629	234,995
Time deposits	387,842	478,829

	$1,144,205	$1,184,836

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTER ENDED DECEMBER 31,
	2003			2002
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$8,765	$20.91%		$18,752	$67	1.43%
Investment securities	86,775	455	2.10	88,301	562	2.55
FHLB stock	20,095	—	—	18,089	257	5.68
Mortgage-backed securities	94,636	799	3.38	158,693	1,812	4.57
Loans receivable, net (1)	1,435,698	20,823	5.80	1,372,235	23,205	6.76

Total interest-earning assets	1,645,969	22,097	5.37	1,656,070	25,903	6.27

Non-interest earning assets	98,757			84,091

Total assets	$1,744,726			$1,740,161

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$659,544	969.59		$623,745	1,886	1.21
Time deposits	394,340	2,717	2.76	478,098	4,171	3.49

Total	1,053,884	3,686	1.40	1,101,843	6,057	2.20
Borrowed funds	435,747	4,851	4.45	396,846	4,917	4.96

Total interest-bearing liabilities	1,489,631	8,537	2.29	1,498,689	10,974	2.93

Non-interest-bearing deposits	108,689			86,241
Non-interest bearing liabilities	14,176			19,515

Total liabilities	1,612,496			1,604,445
Stockholders’ equity	132,230			135,716

Total liabilities and stockholders’ equity	$1,744,726			$1,740,161

Net interest income		$13,560			$14,929

Net interest rate spread (2)			3.08%			3.34%

Net interest margin (3)			3.30%			3.61%

	FOR THE YEAR ENDED DECEMBER 31,
	2003			2002
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$12,115	$127	1.05%	$12,258	$200	1.63%
Investment securities	88,966	2,339	2.63	86,760	2,993	3.45
FHLB stock	19,518	750	3.84	20,283	966	4.76
Mortgage-backed securities	116,633	4,440	3.81	180,618	9,870	5.46
Loans receivable, net (1)	1,419,477	86,881	6.12	1,344,910	94,427	7.02

Total interest-earning assets	1,656,709	94,537	5.71	1,644,829	108,456	6.59

Non-interest earning assets	90,698			85,962

Total assets	$1,747,407			$1,730,791

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$648,970	4,794.74		$574,245	8,378	1.46
Time deposits	421,157	12,449	2.96	503,319	19,105	3.80

Total	1,070,127	17,243	1.61	1,077,564	27,483	2.55
Borrowed funds	424,829	19,651	4.63	418,679	20,141	4.81

Total interest-bearing liabilities	1,494,956	36,894	2.47	1,496,243	47,624	3.18

Non-interest-bearing deposits	102,294			78,294
Non-interest bearing liabilities	16,226			15,563

Total liabilities	1,613,476			1,590,100
Stockholders’ equity	133,931			140,691

Total liabilities and stockholders’ equity	$1,747,407			$1,730,791

Net interest income		$57,643			$60,832

Net interest rate spread (2)			3.24%			3.41%

Net interest margin (3)			3.48%			3.70%

(1)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(2)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average interest-earning assets.